SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Nielsen Holdings plc

(Name of Registrant as Specified in Its Charter)

The WindAcre Partnership LLC

The WindAcre Partnership Master Fund LP

Snehal Amin

Rachel Foley

Chris Smith

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 4, 2022, The WindAcre Partnership LLC ("WindAcre") issued a press release regarding how it intends to vote on certain of the proposals to be presented for shareholder consideration at the 2022 Annual General Meeting of Shareholders of Nielsen Holdings plc (the "Company"), a copy of which is filed herewith as Exhibit 1. In addition, WindAcre filed a Schedule 13D/A regarding the Press Release, the relevant text of which is filed herewith as Exhibit 2.

Information regarding the Participants (as defined in Exhibit 3) in any future solicitation of proxies regarding the Company is filed herewith as Exhibit 3

Exhibit 1

WINDACRE TO VOTE AGAINST NIELSEN PROPOSALS THAT MAY RESULT IN POTENTIALLY ABUSIVE EQUITY ISSUANCES

Believes Nielsen Can Distribute $4.50 Per Share Starting Next Year, Resulting In 16% Yield

Urges Incumbent Board Not to Circumvent a Shareholder Vote via a Tender Offer Conducted Under Perceived Threat of Delisting

HOUSTON, May 4, 2022 /PRNewsire/ – The WindAcre Partnership LLC, together with its affiliates (“WindAcre”), today announced that it intends to vote “against” Proposals 7, 8 and 9 (collectively, the “Equity Issuance Proposals”) on the agenda for shareholder consideration at the May 17, 2022 Annual General Meeting of Shareholders (the “Annual Meeting”) of Nielsen Holdings plc (“Nielsen” or the “Company”).

The Company has agreed to be acquired by a private equity consortium led by Evergreen Coast Capital Corporation, an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P. (the “Consortium”) for $28 per share in an all-cash transaction (the “Proposed Transaction”). WindAcre opposes the Proposed Transaction and believes that it significantly undervalues Nielsen relative to its intrinsic value, which WindAcre estimates to be more than $40 per share.[1]

As written, the Equity Issuance Proposals would authorize Nielsen’s Board of Directors (the “Board”) to be able to issue equity, dilute non-participating owners by as much as 66%, and potentially issue equity on a selective basis to a party favored by the Board. WindAcre believes that these authorizations can be used in an abusive way, if Nielsen were to undergo a change of control and the new controlling shareholder was hostile to the remaining minority shareholders.

Snehal Amin, Managing Member of WindAcre, said: “In the wrong hands, the Equity Issuance Proposals are exactly the types of tools that a controlling shareholder might use to oppress minority shareholders. If financing growth with equity is important, as the Company has suggested, then Nielsen should remain a standalone public company with a liquid acquisition currency. But granting the tools afforded by the Equity Issuance Proposals to any Board that may be installed by the Consortium, should it be successful in acquiring control of the Company, is simply dangerous for minority shareholders, in our view.”

Further, WindAcre will “abstain” from voting in the election of directors at the Annual Meeting. WindAcre strongly disagrees with the Board’s determination that the Proposed Transaction is in the best interest of Nielsen’s shareholders. However, WindAcre has decided not to oppose the election of any of the directors, as it trusts future actions taken by the Board will be in accordance with the directors’ fiduciary duties.

“We fundamentally disagree with the Board’s conclusion that Nielsen should be sold for $28 per share. From our perspective, Nielsen has the ability to buy back nearly 40% of its shares and start distributing approximately $4.50 per share next year, providing a 16% yield on the $28 offer price. The Board can, and we believe should, choose that path, as it would result in a per share intrinsic value more than double the $28

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[1]        For additional information regarding WindAcre’s perspective on Nielsen’s valuation, including the basis for WindAcre’s estimates and the assumptions, qualifications, and limitations underlying such estimates, please refer to the DFAN14A (in particular, Exhibit 1 thereto) filed with the United States Securities and Exchange Commission on April 26, 2022 by The WindAcre Partnership LLC, The WindAcre Partnership Master Fund LP, Snehal Amin, Rachel Foley, and Chris Smith.

on offer, by our estimate,” Mr. Amin added. “While we disagree with the Board on the advisability of the Proposed Transaction, we remain hopeful that the directors will not attempt to circumvent the shareholder vote via a tender offer conducted under the perceived threat of delisting. Doing so, in our view, would be coercive, as it forces shareholders who may be unable to own a delisted security to sell, even if they find the price to be inadequate.”

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements regarding the Proposed Transaction. Although WindAcre believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of WindAcre or Nielsen—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in Nielsen's public filings and recent public communications regarding the Proposed Transaction. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in Nielsen’s public filings with the United States Securities and Exchange Commission (the “SEC”), including those listed under “Risk Factors” in Nielsen’s annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, WindAcre does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results.  All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds and investment vehicles managed by WindAcre currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Consequently, WindAcre’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to WindAcre’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to WindAcre, concentration of positions in the portfolios managed by WindAcre, conditions in the securities markets and general economic and industry conditions. WindAcre also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to requisition a general meeting of shareholders of Nielsen Holdings plc ("Nielsen" or the "Company") to consider a special resolution aimed at restricting the ability of a controlling shareholder to cause the delisting of the Ordinary Shares (as defined below) from trading on the New York Stock Exchange and other proposals that may come before such general meeting and in connection therewith, file a definitive proxy statement and accompanying form of proxy card with the United States Securities and Exchange Commission (the "SEC") to be used in connection with the solicitation of proxies from the shareholders of Nielsen. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be (i) The WindAcre Partnership LLC, a Delaware limited liability company ("WindAcre"), (ii) The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands ("Master Fund"), (iii) Snehal Amin ("Mr. Amin"), (iv) Rachel Foley ("Ms. Foley"), and (v) Chris Smith ("Mr. Smith," together with WindAcre, Master Fund, Mr. Amin, and Ms. Foley, the "Participants").

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 98,190,100 ordinary shares, par value €0.07 per share, of the Company (the "Ordinary Shares"), which are directly held by Master Fund and which are indirectly beneficially owned by WindAcre, the investment manager to Master Fund, and Mr. Amin, the managing member of WindAcre. Neither Ms. Foley nor Mr. Smith owns any Ordinary Shares.

Exhibit 2

Item 4.	PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented to add the following:

On May 4, 2022, WindAcre issued a press release (the "May 4 Press Release") regarding how it intends to vote on certain of the proposals to be presented for shareholder consideration at the 2022 Annual General Meeting of Shareholders of the Issuer.

The foregoing summary of the May 4 Press Release is not intended to be complete and is qualified in its entirety by reference to the full text of the May 4 Press Release, which is filed herewith as Exhibit F and is incorporated herein by reference.

Exhibit 3

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to requisition a general meeting of shareholders of Nielsen Holdings plc ("Nielsen" or the "Company") to consider a special resolution aimed at restricting the ability of a controlling shareholder to cause the delisting of the Ordinary Shares (as defined below) from trading on the New York Stock Exchange and other proposals that may come before such general meeting and in connection therewith, file a definitive proxy statement and accompanying form of proxy card with the Securities and Exchange Commission (the "SEC") to be used in connection with the solicitation of proxies from the shareholders of Nielsen. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be (i) The WindAcre Partnership LLC, a Delaware limited liability company ("WindAcre"), (ii) The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands ("Master Fund"), (iii) Snehal Amin ("Mr. Amin"), (iv) Rachel Foley ("Ms. Foley"), and (v) Chris Smith ("Mr. Smith," together with WindAcre, Master Fund, Mr. Amin, and Ms. Foley, the "Participants").

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 98,190,100 ordinary shares, par value €0.07 per share, of the Company (the "Ordinary Shares"), which are directly held by Master Fund and which are indirectly beneficially owned by WindAcre, the investment manager to Master Fund, and Mr. Amin, the managing member of WindAcre. Neither Ms. Foley nor Mr. Smith owns any Ordinary Shares.